NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 15, 2008

To the Shareholders of Supertex, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Supertex, Inc., a California corporation (the "Company"), will be held on Friday, August 15, 2008 at 10:00 a.m., local time, at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	Election of Directors. To elect directors to serve for the ensuing year and until their successors are elected.

2.	Ratification of Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for fiscal year 2009.

3.	Other Business. To transact such other business as may properly come before the meeting or any adjournment thereof.

The names and biographies of the nominees for directors and a description of the other items to be voted on as well as other matters are set forth in the enclosed Proxy Statement which should be considered as part of this notice.

Only shareholders of record at the close of business on June 20, 2008 are entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person.  However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope or to submit the proxy via the Internet or by telephone.  Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.  Please note, however, that if your shares are held on record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy in your name.

                                                                        By Order of the Board of Directors

Henry C. Pao
President & CEO

Sunnyvale, California
July 1, 2008

PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Supertex, Inc., a California corporation (the "Company"), for use at the 2008 Annual Meeting of Shareholders to be held on August 15, 2008 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089.  The Company's telephone number at that address is (408) 222-8888.

These proxy solicitation materials were first sent on or made available on or about July 3, 2008 to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Secretary of the Company at the Company’s principal executive offices, 1235 Bordeaux Drive, Sunnyvale, California 94089 a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person.  Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material that may be furnished to shareholders.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees.  The Company may retain the services of an outside proxy solicitation firm at an estimated cost of $10,000 to $20,000.  The solicitation of proxies may also be made by the use of mail and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation for such solicitation.

Voting

Only shareholders of record at the close of business on June 20, 2008 (the "Record Date") are entitled to notice of and to vote at the meeting.  On the Record Date, 12,835,436 shares of the Company's common stock, no par value, were issued and outstanding.  Therefore, the presence at the Annual Meeting, either in person or by proxy, of a majority or 6,417,719 shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting.  Every shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for a greater number of candidates than the number of directors to be elected.  However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.  On all other matters, each share has one vote.  The five director candidates who receive the most votes will be elected to fill the seats on the Board.  Approval of each of the proposals requires the favorable vote of a majority of the votes “represented and voting” at the Annual Meeting (the “Votes Cast”) provided that the favorably voting shares comprise at least a majority of the required quorum, which for this meeting means at least 3,208,860 shares.  An automated system administered by the Company's transfer agent, Registrar and Transfer Company, tabulates the votes.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date.  Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as Votes Cast with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that, in the absence of contrary controlling authority, abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal, since the shareholder has expressly declined to vote on such proposal.  Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted.  A broker “Non-Vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has received no instruction from the beneficial owner.

Accordingly, in general abstentions and broker “non-votes” will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.  However, the number of shares voting in favor of any proposal must constitute at least a majority of the required quorum for the Annual Meeting.

Voting via the Internet and by Telephone

Shareholders whose shares are registered in the name of a bank brokerage firm, or other nominee (“street name shareholders”) may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online and telephone program. This program provides eligible street name shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for street name shareholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

Shareholders whose shares are registered in their name (“registered shareholders”) may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A registered  shareholder not wishing to vote electronically through the Internet or by telephone should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting (see Revocability of Proxies).

Internet and Electronic Availability of Proxy Materials

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is arranging for a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to be sent via email or by US Postal Service to street name shareholders. All street name shareholders will have the ability to access this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2008 as filed with the SEC on June 12, 2008 on a website referred to in the Notice of Availability or to request a printed set of these materials at no charge. Instruction on how to access these materials over the Internet or to request a printed copy may be found in the Notice of Availability.

       This Proxy Statement and the accompanying form of Proxy are being mailed to registered shareholders on or about July 3, 2008.

       Any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meeting on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates it.

Procedure and Deadline for Director Nominations by Shareholders for 2009 Annual Meeting

The By-Laws of the Company require advance notification of the intent of any shareholder to nominate a person for the position of Director of the Company. The Audit and Corporate Governance Committee may also consider nominees timely proposed by the shareholders in recommending the nominees for director.

Nominees for election to the Board of Directors are recommended by the Audit and Corporate Governance Committee of the Board; nominations may also be made by any shareholder of record who complies with the following provisions. Shareholder nominations shall be made pursuant to written notice to the Secretary of the Company delivered or received at 1235 Bordeaux Drive, Sunnyvale, California 94089 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. Nominations for election to the Board at our 2009 Annual Meeting of Shareholders must be received no later than March 5, 2009. Such notice shall set forth (i) as to each person whom the shareholder proposed to nominate for election or re-election as director (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (D) a statement as to the person’s citizenship, (E) a description of all arrangements or understandings between the person and the nominating shareholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Company if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the shareholder giving notice, (A) the name and record address of the shareholder and (B) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

Procedure and Deadline for Shareholders to Make Proposals for 2009 Annual Meeting

       The By-Laws of the Company require advance notification of the intent of any shareholder to make a proposal at the Company’s annual meeting. In order for a shareholder of record to propose business to be included in our Proxy Statement for the 2009 Annual Meeting of Shareholders or presented at the 2009 Annual Meeting, in addition to other requirements, such shareholder must give written notice to the Secretary of the Company delivered or received at 1235 Bordeaux Drive, Sunnyvale, California 94089 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to shareholders in connection with this year’s annual meeting. Proposals that are intended to be presented at our 2009 Annual Meeting of Shareholders must be received no later than March 5, 2009. Such notice shall set forth (A) a brief description of the business desired to be brought before the meeting, (B) the name and record address of the shareholder proposing such business, (C) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business, and (E) any such other information concerning the shareholder making such proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees

The nominees for the upcoming election of directors include three independent directors, as defined in the listing standards of the NASDAQ Stock Market, Inc. (“NASDAQ”), and two members of the Company’s senior management.  Each director serves a one-year term, as described below, with all directors subject to annual election.

The Board of Directors, based on the recommendation of the Audit and Corporate Governance Committee, has nominated the persons listed on the following page to serve as directors for the term beginning at the Annual Meeting of Shareholders on August 15, 2008.  Unless proxy cards are otherwise instructed, the person named, as proxy will vote all proxies received FOR the election of each nominee in this section.

If any director nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the person named as proxy may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy.  Alternatively, the Board may reduce the size of the Board.  The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until such person's successor has been elected and qualified.  The names and biographical information for each nominee are set forth as follows (ages are as of March 29, 2008):

Name of Nominee	Age	Principal Occupation	Director Since
Henry C. Pao (1)	70	President and Chief Executive Officer of the Company	1976
Benedict C. K. Choy (2)	62	Senior Vice President of the Company	1986
W. Mark Loveless (1) (3) (4)	56	Partner, Burr, Pilger and Mayer, LLP	2000
Elliott Schlam (3) (4)	67	President, Elliott Schlam Associates	2000
Milton Feng (1) (3) (4)	58	Chair Professor of Electrical and Computer Engineering, Research Professor of Microelectronics and Nanotechnology Laboratory, Research Professor of Coordinate Science Laboratory, University of Illinois, Champaign-Urbana	2001
___________________________________________________________________
(1)	Member of the Board’s Compensation Committee.
(2)	Mr. Choy did not serve on the board from August 20, 2004 through January 18, 2006.
(3)	Member of the Board’s Executive Compensation Committee.
(4)	Member of the Board’s Audit and Corporate Governance Committee.

               There is no family relationship between any director, nominee or executive officer of the Company.

Henry C. Pao is a founder of Supertex and has served as President, Chief Executive Officer, and as a Director since the Company's formation in 1976.  He served as Chief Financial Officer until October 2006. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand, and IBM.  He received B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of Illinois at Champaign-Urbana.

Benedict C. K. Choy, a founder of the Company, joined Supertex in fiscal 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since February 1988. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He has a B.S. degree in Electrical Engineering from the University of California, Berkeley. Mr. Choy was a member of the board of directors from 1986 through August 20, 2004.  In January 19, 2006, Mr. Choy was appointed by the board as a member of the board of directors of the Company to fill a vacated position.

W. Mark Loveless has been a partner of Burr, Pilger & Mayer, an accounting and consulting firm headquartered in San Francisco, CA, since May 2002.  From March 2001 to May 2002, Mr. Loveless was an independent financial consultant.  From November 1999 to March 2001, Mr. Loveless served as the Chief Financial Officer of NPoint Inc., an embedded software company located in Los Gatos, CA. Prior to joining NPoint, Inc. in November 1999, Mr. Loveless had been with PricewaterhouseCoopers LLP, since 1978. Mr. Loveless was a Business Assurance Partner from 1990 to 1999 with PricewaterhouseCoopers LLP, in San Jose, CA in their Technology Sector where he spent considerable time working with mergers and acquisitions, public offerings, and accounting systems and controls. Mr. Loveless is a Certified Public Accountant and holds a B.S. degree in Business Administration and an MBA degree in Finance.

Elliott Schlam is an internationally recognized authority on the flat panel display industry, and has been President of Elliott Schlam Associates since 1989. His consulting firm provides investment advice to the financial community and strategic, technical and marketing guidance to corporate management as well as patent advice and expert witness services to the legal community. He has helped public and private concerns evaluate and exploit their technologies for the computer, television, HDTV, signage, industrial, military and other markets, as well as raise project related and equity investments and enter into joint development activities with strategic partners.  He has consulted for numerous successful Fortune 100 and start-up companies and was previously VP of Sales and Marketing for Sigmatron Nova, Inc. as well as director of display R&D, manufacturing methods and technology insertion for the U.S. Army.  He is a Fellow of the Society for Information Display and has been elected to “Who’s Who in the East”, “Who’s Who in Technology Today”, “American Men and Women of Science”, “Who’s Who in Optical Science and Technology”, “America’s Registry of Outstanding Professionals”,  “Who’s Who in Executives and Professionals” and “United Who’s Who”. He received a Ph.D. in Electrical Engineering from New York University.

       Milton Feng is a leading authority in III-V compounds semiconductor and opto-electronic devices.  He is currently the Dr. Nick Holonyak Jr. Endowed Chair Professor of Electrical and Computer Engineering and the research professor of Microelectronics and Nanotechnology Laboratory as well as of the Coordinate Science Laboratory at the University of Illinois, Champaign-Urbana, where he has been a professor since 1991.  He is a Fellow of IEEE and received the prestigious IEEE David Sarnoff Award in 1997.  He was also awarded the Dr. Pan Wen Yuan Award in 2000.  He has published 165 journal papers, 167 conference papers, and is a holder of 10 patents in microelectronics and opto-electronics area.  He received a Ph.D. in Electrical Engineering from the University of Illinois.  Dr. Feng worked as a Section Head at the Torrance Research Center, Hughes Aircraft, and as a Director at the Ford Microelectronics in Colorado Springs before returning to the University of Illinois as a faculty member.

Vote Required and Board of Director’s Recommendation

The five (5) nominees receiving the highest number of affirmative votes of the shares, entitled to be voted, shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

The Board of Directors recommends that the shareholders vote “FOR” the nominees listed above.

BOARD OF DIRECTORS AND COMMITTEES

Corporate Governance

We are committed to the principles of sound corporate governance. Our Board of Directors has adopted corporate governance guidelines to assist it in fulfilling its responsibilities to shareholders and to our employees, customers, suppliers, and local communities in which we operate. Our corporate governance guidelines together with our current committee charters are available free of charge in the “Corporate Governance” section of our website at www.supertex.com. Written requests should be directed in writing to Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, CA 94089, Attention:  Investors Relations.

Our policies and procedures reflect corporate governance initiatives that are in compliance with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the listing requirements of the NASDAQ, including:

•	The board of directors has adopted clear corporate governance policies;

•	Three of our five board members are independent of us and our management;

•	The independent directors meet regularly without the presence of management;

•	All members of the audit and corporate governance committee and the executive compensation committee are independent directors;

•	The board of directors has elected W. Mark Loveless as lead director to preside over the executive sessions of the independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•
We have a hotline available to all employees, and our audit and corporate governance committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters; and

•
We have a Code of Business Conduct and Ethics that applies to the Board of Directors and all of our employees, agents and contractors, including the Chief Executive Officer, Chief Financial Officer and Controller.  This code is available, free of charge, in the “Corporate Governance” section of our website at www.supertex.com or written requests should be directed to Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, CA 94089, Attention:  Investor Relations.

Board Responsibilities and Structure

The primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of the Company’s shareholders, employees, customers and suppliers, and local communities.  The Board’s responsibilities include but are not limited to (a) evaluating the overall performance of Supertex and its business; (b) reviewing strategic plans, approving capital spending, and budgets; (c) monitoring risks such as litigation and competitive threats and evaluating management’s plans for dealing with such risks; (d) evaluating the performance of the Chief Executive Officer; (e) establishing compensation policies for the Chief Executive Officer and other executive officers; (f) reviewing succession plans and development programs for members of management; (g) reviewing corporate policies regarding legal and ethical conduct; and (h) evaluating itself in terms of size, independence, and overall effectiveness.

It is the policy of the board of directors that a majority of the directors be independent.  Currently, three of our five directors meet the standards of independence as defined by current NASDAQ listing standards and SEC rules.  The Board has determined that Directors W. Mark Loveless, Elliott Schlam and Milton Feng are independent.  Directors Henry C. Pao and Benedict C.K. Choy are employed by the Company and thus do not meet the independence standards.

The Board has an Audit and Corporate Governance Committee, an Executive Compensation Committee, and a Compensation Committee, and the Board has adopted a written charter for each of these committees.  The Board has no nominating committee; however the Board has delegated to the Audit and Corporate Governance Committee the functions of a nominating committee.

Board Meetings

The Board of Directors of the Company held a total of two formal Board meetings during the fiscal year ended March 29, 2008.  All directors attended all the meetings of the Board and of the committees on which such directors serve.  Although the Company does not have a formal policy, each of our directors normally attends the annual meeting every year.  Due to schedule conflicts, two of our outside directors did not attend last year’s annual meeting.

Committee Membership

Below is a summary of our committee structure and membership information.

Directors	Audit and Corporate Governance Committee	Executive Compensation Committee	Compensation Committee
Henry C. Pao	--	--	Chair
Benedict C.K.Choy	--	--	--
W. Mark Loveless	Chair and Financial Expert	Chair	Member
Elliott Schlam	Member	Member	--
Milton Feng	Member	Member	Member

Audit and Corporate Governance Committee

The current members of the Audit and Corporate Governance Committee are W. Mark Loveless, Elliott Schlam, and Milton Feng, each of whom is (1) “independent” as that term is defined in Section 10A of the Exchange Act of 1934, as amended (the “Exchange Act”); (2) “independent” as defined by current NASDAQ listing requirements; and (3) financially literate and has the requisite financial sophistication as required by the NASDAQ rules applicable to issuers listed on the NASDAQ Global Market.

Audit Committee Financial Expert.   The board of directors has determined that W. Mark Loveless meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations.  In fiscal year 2008, the Audit and Corporate Governance Committee held four meetings. All members of the Audit and Corporate Governance Committee attended all meetings.

On behalf of the Board of Directors, the Audit and Corporate Governance Committee (1) retains the Company’s independent accountants; (2) reviews the arrangements for and scope of the audit by the Company’s independent accountants and reviews their independence; and (3) generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls.  It is not the duty of the Audit and Corporate Governance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit and Corporate Governance Committee is also chartered to oversee the corporate governance compliance and director nominations.  Specifically, they are (1) to identify individuals qualified to become Board members and to nominate directors for election; (2) to lead the Board in its annual review of the Board's performance; (3) to recommend to the Board director nominees for each committee; and (4) to review and make recommendations to the Board concerning corporate governance matters.

Report of the Audit and Corporate Governance Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit and Corporate Governance Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

              The Audit and Corporate Governance Committee is comprised entirely of outside, independent directors.  On behalf of the Board of Directors, the Audit and Corporate Governance Committee retains the Company’s independent registered public accounting firm (“External Auditors”), reviews the arrangements for and scope of the audit by the Company’s External Auditors and reviews their independence, and generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls.  It is not the duty of the Audit and Corporate Governance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls.  The External Auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. During the fiscal year ended March 29, 2008, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and PricewaterhouseCoopers LLP, our External Auditors, prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from PricewaterhouseCoopers LLP the written disclosures and the letter from the External Auditors required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit and Corporate Governance Committees," has discussed with the PricewaterhouseCoopers LLP their independence and has satisfied itself as to the auditors' independence.  The Committee also discussed with management, and PricewaterhouseCoopers LLP the quality and adequacy of the Company's internal controls.  The Committee reviewed with PricewaterhouseCoopers LLP their audit plans, audit scope and identification of audit risks.

The Committee discussed with PricewaterhouseCoopers LLP all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the External Auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended March 29, 2008, with management and PricewaterhouseCoopers LLP.  Based on this review and the above-mentioned discussions with management and PricewaterhouseCoopers LLP, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 29, 2008, for filing with the Securities and Exchange Commission.  The Audit and Corporate Governance Committee has also approved, subject to shareholder ratification, the selection of the Company’s independent accountants for fiscal 2009.

Each of the members of the Audit and Corporate Governance Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules.

Respectfully submitted by the members of the Audit and Corporate Governance Committee

W. Mark Loveless
Elliott Schlam
Milton Feng

Executive Compensation Committee

The current members of the Executive Compensation Committee are W. Mark Loveless, Elliott Schlam, and Milton Feng, each of who is “independent” as defined by current NASDAQ listing standards and SEC rules. No meetings of the Executive Compensation Committee were held during fiscal year 2008; however, during fiscal 2008, the committee acted by unanimous written consent four times.

 The purpose of the Executive Compensation Committee is to evaluate and approve the compensation of the CEO and other executive officers and to provide oversight of the Company’s compensation policies, plans and benefits programs, including the granting of stock options to all employee directors and executive officers.  The Executive Compensation Committee also acts as the Administrator of the Company’s Supplemental Executive Retirement Plan and the Employee Stock Purchase Plan.

Compensation Committee

The current members of the Compensation Committee are Henry C. Pao, Mark Loveless, and Milton Feng.  No meetings of this committee were held in fiscal year 2008, but the committee acted on four resolutions by unanimous written consent.

The purpose of the Compensation Committee is to evaluate and make recommendations to the Board of Directors with respect to all cash-based compensation and all stock compensation of employees and consultants, other than employee directors and executive officers.  The Compensation Committee also serves as the Stock Option Committee under the Company’s Stock Option Plan for granting of options to all employee and consultants, other than employee directors and executive officers.

Compensation Committee Interlocks and Insider Participation

Messrs. Loveless, Schlam and Feng serve as members of the Executive Compensation Committee.  No interlocking relationship exists between the Board of Directors or Executive Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Compensation of Outside Directors

During fiscal 2008, the Company conducted a study on outside board member compensation, benchmarking the Company’s compensation compared to five peer group companies. A proposal to revise outside board member compensation was approved by the Company’s Board of Directors on August 17, 2007. Effective August 17, 2007, the Company’s cash compensation to its lead Director for serving on the Board remained the same, in an amount of $2,000 for each physical Board meeting attendance and $1,000 for each telephonic meeting. The Company’s cash compensation to the other outside Directors increased from $1,000 to $1,500 for each physical Board meeting attendance and $750 for each telephonic meeting, up from $500.   The Chairman of the Audit and Corporate Governance Committee receives an additional $1,500 for each Audit and Corporate Governance Committee meeting, increased from $1,000, while the Audit and Corporate Governance Committee members receive $1,000 for each meeting, increased from $500. The Company also reimburses all outside Directors for travel and other necessary out-of-pocket expenses incurred in the performance of their services as directors.  In addition, the Company increased the annual retainer to $20,000 from $10,000 for the “Audit Committee Financial Expert” and to $12,000 from $5,000 for the other outside directors.

On August 17, 2007, the Board of Directors also approved an automatic option grant program for outside directors under the Company’s Stock Option Plan. Under this program, on the first business day of September of each year, the Company will make an initial grant of non-statutory options to purchase 10,000 shares of the Company’s stock to any outside board member who had been newly elected to the Board of Directors since the date of the last automatic option grants and an annual option grant of non-statutory options to purchase 5,000 shares to each continuing outside board member who has received an option grant on the date of the last automatic option grants. The options have a ten-year term and an exercise price equal to the closing trading price of Company stock on the last market trading day prior to their date of grant and vest 20% immediately and 20% at each of the following four anniversaries of their grant date.

    The following table provides the total compensation of outside Directors in fiscal year 2008.

FISCAL 2008 DIRECTOR COMPENSATION

Name	Fees Earned in Cash ($) (1)	Option Awards Expense ($) (2)	Total ($)
W. Mark Loveless	$25,209	$27,451	$52,660
Elliott Schlam	15,346	27,451	42,797
Milton Feng	$14,596	$27,451	$42,047
______________________________________________________
(1) The amounts listed under “Fees Earned in Cash” are based on the fees for fiscal 2008 that were earned by the named outside directors during the fiscal year 2008, including the annual retainer fees, committee and chairman/financial expert fees and attendance fees described in the narrative above.
(2) Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2008 and/or prior years recognized for financial statement reporting purposes for fiscal year 2008 calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” or  “SFAS 123R”.  In our calculations per SFAS 123R we used the Black-Scholes option pricing model, which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 29, 2008, and we disregarded adjustment for forfeiture. Each of the three outside directors was granted 5,000 non-statutory options during fiscal year 2008. The numbers of options held by the directors as of March 29, 2008 were as follows:  Mr. Loveless—15,000; Dr. Schlam—15,000; and Dr. Feng—11,000.

Nomination of Directors

The Audit and Corporate Governance Committee nominates candidates for election to the Board based on an evaluation of the candidate’s decision-making ability, business experience and expertise, technological background, personal integrity, reputation, ability and willingness of the candidate to devote the necessary time to board service on an ongoing basis, and independence as defined by NASDAQ listing standards.  The Audit and Corporate Governance Committee also reviews the activities and associations of potential candidates to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent the potential candidate from fulfilling the duties of a director.  When the Audit and Corporate Governance Committee considers whether to nominate current members of the Board of Directors for reelection by the shareholders, it also considers each member’s contributions to the Board of Directors and the Company, the member’s knowledge of the Company and issues presented to the Board of Directors, and the member’s preparation for meetings and meeting attendance records.

The Audit and Corporate Governance Committee does not currently use the services of a third party consultant to assist in the identification or evaluation of potential director candidates.  However, it may engage a third party to provide for such services in the future.

The Audit and Corporate Governance Committee will consider prospective nominees for election to the Board of Directors that are proposed by shareholders based on the same criteria it uses for all director candidates.  Any shareholder who wants to recommend a prospective nominee for the Audit and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to the Audit and Corporate Governance Committee Chairman via e-mail at audit@supertex.com, or by fax to (408) 222-4805.  As described above, the deadline for shareholders to submit their recommendation for a prospective nominee is that such recommendation must be received by the Audit and Corporate Governance Committee no later than March 5, 2009, the same deadline for the submission of proposals for the 2009 Annual Meeting.

Shareholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Corporate Secretary, Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089.  You must include your name and address in the written communication and indicate whether you are a shareholder of the Company.  The Corporate Secretary will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Certain Relationship and Related Transactions

       The Company’s Code of Business Conduct and Ethics requires disclosure to the Chief Financial or Executive Officer of any proposed transaction in which a related person, such as an employee, officer, director, or 5% shareholder, or their immediate family members, has a material interest. If such proposed transaction is material to the Company then the Audit Committee would determine whether to authorize the transaction taking into account such factors as the nature of the proposed transaction and the related person’s interest and whether the transaction is just and reasonable as to the Company. For the most significant transactions, for example those involving more than $120,000 and involving an executive officer or board member, then the full Board of Directors would make this determination rather than the Audit Committee. The Audit Committee or Board of Directors, as the case may be, may determine to ratify interested person transactions that have already been undertaken.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of June 20, 2008 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each of the Company's directors and nominees; (iii) by the Company's Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers; and (iv) by all directors and executive officers as a group.  Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 20, 2008, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  As of June 20, 2008, there were 12,833,036 shares of Common Stock outstanding:

	Shares Beneficially Owned (1)
Directors, Officers and 5% Stockholders	Number of Shares		Percentage of Total
Royce & Associates, LLC	1,483,745	(2)	11.56%

Columbia Wanger Asset Management LP	1,466,596	(3)	11.43%

Rima Management, LLC	755,343	(4)	5.89%

Push, Inc.	754,028	(5)	5.88%

Henry C. Pao	947,947	(6)	7.39%
Benedict C.K. Choy	168,455		1.31%
Michael Lee	48,465		(8)
Phillip A. Kagel	12,600		(8)
Michael Tsang	9,325		(8)
W. Mark Loveless	8,600		(8)
Elliott Schlam	7,000		(8)
Milton Feng	3000		(8)

All Directors and Executive Officers as a group (13 persons)	1,226,392	(7)	9.56%
__________________________________________________________
(1) Except as indicated in the other footnotes to this table, and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) Based on a Form 13-F for the quarter ended March 31, 2008 filed with the SEC on May 8, 2008, and a Form 13G/A filed with the SEC on January 31, 2008, pursuant to the Exchange Act, Royce and Associates LLC has beneficial ownership of these shares with the sole voting and dispositive power over these shares.
(3) Based on a Form 13-F for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008, pursuant to the Exchange Act, Columbia Wanger Asset Management LP (“Columbia”) has beneficial ownership of these shares. Based on a Form 13G/A filed with the SEC on February 8, 2008, Columbia has the sole voting and dispositive power over these shares, of which approximately 1,224,895 are held by Columbia Acorn Trust which is advised by Columbia.
(4) Based on a Form 13G filed with the SEC on February 1, 2008, and a Form 13-F for the quarter ended March 31, 2008, filed with the SEC on May 12, 2008, pursuant to the Exchange Act, Rima Management LLC (“Rima”) and Richard Mashaal each  have beneficial ownership of these shares, with each having shared voting and dispositive power over them. These shares are under the common control of Richard Mashaal, as the Managing Member of Rima and as an employee of Senvest International LLC, whose proprietary portfolio he manages. Both Rima and Mr. Mashaal have disclaimed beneficial ownership in the shares except to the extent of their respective pecuniary interests therein.
(5) Based on a communication with Frank Pao, son of Yunni Pao, the Company believes Push. Inc., a British Virgin Islands corporation owned 100% by Yunni Pao’s estate, has beneficial ownership of these shares. Yunni Pao was the father of Henry C. Pao.
(6) Henry C. Pao is the son of Yunni Pao, and disclaims beneficial ownership of the shares held by Yunni Pao’s estate.
(7) Includes options held by the Company's executive officers and directors (13 persons) to purchase an aggregate of 64,925 shares of Common Stock exercisable within 60 days of June 20, 2008.
(8) Indicates less than 1% in beneficial ownership.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file with the SEC and NASDAQ initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5.   Such officers, directors and 10% shareholders (“Reporting Persons”) are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

Based solely on our review of the copies of such forms we have received, or written representations from certain Reporting Persons, we believe that, during fiscal year 2008, all Reporting Persons complied with all applicable filing requirements, except as described below:

Benedict Choy filed two (2) late Form 4’s that each reported one (1) transaction. Henry Pao, Michael Tsang, William M. Loveless, Elliott Schlam and Milton Feng each filed one (1) late Form 4 involving one (1) transaction. Three of these late filings were due to this being the first year of automatic option grants to outside directors.

Executive Officers of the Company

The names and positions of the Company's executive officers as of June 20, 2008 are as follows:

Name	Position with the Company	Age	Officer Since
Henry C. Pao	President, Principal Executive and Financial Officer	70	1976
Benedict C. K. Choy	Senior Vice President, Technology Development	62	1976
William P. Ingram	Vice President, Wafer Fab Operations	61	1999
Franklin Gonzalez	Vice President, Process Technology	57	1999
Michael Lee	Vice President, I.C. Design	53	1999
Dilip Kapur	Vice President, Standard Products	59	2000
William Petersen	Vice President, Worldwide Sales	55	2001
Ahmed Masood	Vice President, Marketing	47	2006
Michael Tsang	Vice President, Standard Products	49	2006
Phillip A. Kagel	Vice President, Finance & Chief Financial Officer	58	2006

Officers are appointed by the Board of Directors and serve at the discretion of the Board.  There is no family relationship between any of the directors or executive officers of the Company.

Henry C. Pao is a founder of Supertex and has served as President, Chief Executive Officer, and as a Director since the Company's formation in 1976.  He served as Chief Financial Officer until October 2006. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand, and IBM.  He received B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of Illinois at Champaign-Urbana.

Benedict C. K. Choy is a founder of the Company, joined Supertex in fiscal 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since February 1988. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He has a B.S. degree in Electrical Engineering from the University of California, Berkeley. Mr. Choy was a member of the board of directors from 1986 through August 20, 2004.  In January 19, 2006, Mr. Choy was appointed by the board as a member of the board of directors of the Company to fill a vacated position.

       William Ingram joined Supertex in 1995 as its Director of Wafer Fab Operations, and was promoted to Vice President, Wafer Fab Operations in 1999.  Prior to joining Supertex, he was Vice President of Technology Development at Crosspoint Solutions, before which he held management positions at Fairchild and National Semiconductor.  He began his career at National after receiving his B.S. degree in Electrical Engineering with honors from the North Carolina State University.

Franklin Gonzalez joined Supertex in November 1990 as a Process Development Manager.  In 1994, he was promoted to Director of Process Technology, and in 1999 he was promoted to Vice President, Process Technology.  Prior to joining Supertex, he held various R&D management positions spanning over seventeen years with such companies as ECI Semiconductor, Telmos and Harris Semiconductor where he began his career.  He received a M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from the University of Florida.

Michael Lee re-joined Supertex in October 1993 as Director of I.C. Design, and was promoted to Vice President, I.C. Design in 1999.  Before that, he had a combined total of fifteen years of industry experience in I.C. Design.  Mr. Lee began his career at Supertex in 1978 as a Design Engineer after receiving his M.S. degree in Electrical Engineering from the University of California Berkeley.

Dilip Kapur joined Supertex in March 1984 and has managed Marketing, Applications, Marketing Communications and Product Engineering Departments. In 2000 he was promoted to Vice President, Standard Products.  He has previously held Application Engineering and Marketing positions at Computer Power Inc. and Advani Oerlikon Ltd.  He has a B.S. degree in Electrical Engineering from MACT, Bhopal and a Diploma in International Trade from Indian Institute of Foreign Trade, New Delhi.

William Petersen first joined Supertex in 1984 as Sales Manager for the Central Region of the United States.  From 1990 through 1994, he was the Company’s National Sales Manager, overseeing sales operations throughout the United States.  Mr. Petersen re-joined Supertex in September 1999 as Director of Sales.  He was promoted to Vice President of Worldwide Sales in April 2001.  Prior to working at Supertex, he worked at Siemens as Central Area Manager from 1980-1984.  Mr. Petersen attended the University of Iowa.

             Ahmed Masood joined Supertex in September 2004 as Director of Marketing and became Vice President, Marketing, in January 2006.   Prior to joining Supertex, Mr. Masood was the Marketing Director at Motorola SCG (which later became ON Semiconductor) from 2000 to August 2004. Prior to that Mr. Masood held senior management positions at Siliconix, Temic Semiconductor and National Semiconductor. Mr. Masood holds a Bachelor of Science degree in Electrical Engineering from Columbia University and an MBA from UCLA, Anderson Graduate School of Management.

             Michael Tsang joined Supertex in 1995 as a Product Engineer. He was promoted to Product Engineering Director in 2000, and to Vice President in 2006 managing our Power, Analog, Ringer, and Telecom (P.A.R.T.) Product Engineering Department. Prior to joining Supertex, he held positions in Process Engineering, Product Marketing Engineering, and Device Engineering at Siliconix. He holds a Bachelor of Science degree in Electrical Engineering from California State University, San Jose and an MBA from University of Southern California, Marshall School of Business.

             Phillip A. Kagel joined Supertex in October, 2006 as Vice President of Finance and Chief Financial Officer. Previously, beginning in April, 2005, he consulted for Supertex on financial and accounting matters, with his engagement converting to full-time beginning in April, 2006, it being part-time initially so that he could consult for other companies as well.  He was Senior Vice President of Finance and Chief Financial Officer of Ultra Clean Holdings from August 2004 to March 2005 and Senior Vice President of Finance and Chief Financial Officer of Sipex from February 2003 to April 2004.  In addition, he consulted at Riverstone Networks, Inc. from April, 2004 to July, 2004 and he held the positions of Vice President, Controller and Vice President of Global Tax at Solectron from August 1997 to November 2002. He holds a Bachelor of Science degree in Mathematics from Brigham Young University and an MBA from the University of Missouri.

Compensation Discussion & Analysis

Compensation Philosophy.  The Company attempts to apply a consistent philosophy of compensation for all employees, including its named executive officers.  This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.  The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and shareholders.

The goals of the Executive Compensation Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers that contribute to the long-term success of the Company.  The Company's compensation program for the chief executive officer and other named executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

•	The Company pays competitively. The Company is committed to providing a compensation program that helps attract and retain the best people in the industry.

•
The Company pays for relative sustained performance.  The named executive officers are rewarded based upon corporate performance and individual performance.  Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions.  Individual performance is measured by the named executive officer’s contributions and efforts made to achieve set objectives in a timely manner.

•
The Company strives for fairness in the administration of compensation.  The Company strives to achieve a balance with respect to compensation paid to the named executive officers within the Company and in Silicon Valley, although the Company does not benchmark its compensation to that of any specific company.  The Company also believes that the contributions of each named executive officer and other members of the executive staff are vital to the success of the Company.  As such, the Executive Compensation Committee's current policy is that the CEO's base salary does not have any bearing on the base salary of the other named executive officers.

•
The Company believes that named executive officers should understand the performance evaluation and the compensation administration process.  Twice each fiscal year as part of the process of determining profit-sharing distributions, the Executive Compensation Committee evaluates the accomplishments of the CEO and, with input from the CEO, evaluates the accomplishments of the other named executive officers in relation to key Company objectives.  This evaluation affects the Executive Compensation Committee’s decision on the elements of base salary, profit-sharing bonus, and stock option grant of each named executive officer.  Each element is considered independently of the others so that the decision as to one element does not affect the decision as to the other elements. Company performance affects the size of the overall profit-sharing pool.

Compensation Components.  The Company's compensation program consists of cash and equity based compensation.  This mixture allows the Company to attract and retain highly skilled persons as named executive officers, provide innovative and timely new products and responsive services to customers, enhance shareholder value, motivate technological innovation and adequately reward its named executive officers.  These components are:

Cash-Based Compensation:

Salary.  Base salary is determined by reviewing the compensation levels for competitive positions in the market and taking into account the performance review of each named executive officer, described above. There is no automatic salary increase annually. The Executive Compensation Committee evaluates salary increases periodically on an as-needed basis based on individual performance.  None of the named executive officers received increases in base salary during fiscal 2008.

       Profit-Sharing Bonus.  The Company has a semiannual profit-sharing bonus plan under which it determines a bonus pool which is then allocates to all employees, including the named executive officers. Because it takes a longer-term view of bonus compensation, the Company has kept the pool size for all employees relatively constant in terms of dollar amount for the past few years at approximately $2,200,000 per year, plus or minus 5%. In doing so, the amount paid under the bonus plan has varied from approximately six percent to nine percent of operating profits before taxes and other adjustments, with a higher percentage being paid in lean years. The operating profit is reviewed for the first and second half of each fiscal year and corresponding bonus payments are made in December and June, respectively, from the available profit-sharing pool.  Once the profit-sharing pool has been paid out for a given six-month period, there would be no adjustment or recovery of profit-sharing payments if the amount of Company profit upon which the size of the profit-sharing pool is based is restated or otherwise adjusted in a manner that would increase or reduce the amount of the profit-sharing pool.

       Once the size of the profit-sharing pool is determined, it is allocated into two parts.  The first part consists of the Company’s matching contributions to the 401(k) plan of up to $1,040 per employee per year.  The second part consists of distributions to employees. For fiscal 2008, the profit-sharing pool was approximately $2,180,000. During fiscal 2008, approximately $204,000 was used for the employee 401(K) match and approximately $1,976,000 was distributed to employees for their services provided in fiscal 2008. For fiscal 2007, the profit-sharing pool was approximately $2,326,000. During fiscal 2007, approximately $195,000 was used for the employee 401(K) match and approximately $2,131,000 was distributed to employees for their services provided in fiscal 2007.

       The Company believes that all employees share the responsibility of achieving profits.  Accordingly, it awards a profit-sharing bonus to all employees, including named executive officers based on a formula, which includes as primary factors employment grade level, seniority with the Company, and employee performance including attendance.  Seniority is accounted for by paying employees of less than six months service no profit-sharing and paying employees of at least six, twelve, eighteen, and twenty-four months of employment, 25%, 50%, 75%, and 100%, respectively of a fully vested share, which thus takes two years of full time employment to fully vest. As of June 30, 2008, the Company has made thirty-three semiannual profit-sharing distributions.

       In December and June each year, the Executive Compensation Committee members have discussions with the CEO and determine the amount of the bonus pool and the percentage to be distributed to the officers as a group.  The amount distributed to all officers as a group typically has been between 30% to 35% for the past three fiscal years, with the percentage of the pool distributed to all officers as a group typically being somewhat higher for a strong year. The Executive Compensation Committee members among themselves then determine the performance ranking of the CEO and, with input from the CEO, the performance ranking of the other officers, including the named executive officers other then the CEO. The Company then generates a proposed distribution of the bonus pool which the Executive Compensation Committee considers and, after any suggested modifications are made, ultimately approves either by written consent or at a meeting.

Equity-Based Compensation:

       Stock Option Grants.  Stock options provide additional incentives to the named executive officers and to all other officers, directors, and certain management and technical employees to work to maximize shareholder value.  The options vest over a defined period to encourage such employees to continue in the employment of the Company.  In line with its compensation philosophy, the Company grants stock options commensurate with the employee's potential contribution to the Company, measured by her or his qualifications and his previous work performance. Stock options are granted to existing named executive officers for performance and/or promotions, and as a part of the employment compensation package to attract new named executive officers.  Only individual performance and/or expected performance influence the size of option grants. Company performance does not factor in.

       By historically granting options with an exercise price equal to market price of Company stock at the date of grant, the Company ensures that executive officers will not obtain value unless there is appreciation in the Company’s stock.    By generally granting options with a term of ten years and with a typical vesting period of five years, options are a retention tool.  This approach is designed to focus named executive officers and other key employees on sustainable growth of the Company and the creation of shareholder value over the long term.  The vesting for named executive officers may not be at a constant rate for each year during the vesting period, and in rare instances the vesting period may be less than five years.

       Stock options are a major component of the compensation package of executive management.  The named executive officers are generally granted options as part of their compensation package at the commencement of employment.  In determining follow-on individual stock options for the named executive officers, the Executive Compensation Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.  Over the past ten years, option grants have been made only on the first business day of June, September, December and March of each year. These dates were chosen because they occur long after the quarterly earnings releases and before the end-of-quarter blackout period. Executives generally are able to exercise their vested options at any time but may only sell the resulting stock during non-blackout periods or under a 10b5-1 plan.  The Company has determined not to have any stock ownership requirement for its executive officers and directors.

Other:

       Other elements of the named executive officers’ compensation consist of the Company match under its 401(k) plan and the Company paid premiums on life insurance policies, both of which are available to all full-time employees on the same basis. During fiscal 2007, the Company paid Phillip Kagel, $117,000 in consulting fees for acting as Vice President of Finance and undertaking Sarbanes-Oxley compliance services during the first half of fiscal 2007 prior to his joining the Company as a full-time employee on October 23, 2006 as the Company’s Vice President of Finance and Chief Financial Officer.  In addition, the named executive officers and other key employees are eligible to participate in and thereby make voluntary contributions to the Supplemental Employee Retirement Plan described immediately before the start of this Compensation Discussion and Analysis section.  None of the named executive officers has an agreement providing for severance benefits or, in the event of a change of control, accelerated vesting of his Company options.

Tax Considerations:

Cash payments, including salary, bonuses, and commissions are taxed at ordinary income rates when actually or constructively received.  The Company currently grants only non-statutory options.  Upon grant, there is no tax consequence for the Company or the optionee.  Upon any exercise, the employee is taxed at ordinary income tax rates and the Company receives a compensation expense deduction based on the spread between the then current fair market value of Company stock and the option exercise price.  Upon any subsequent sale of the stock, the optionee is taxed at capital gains rates on any appreciation since the date of exercise, which capital gain or loss is short-term or long term depending on whether the stock has been held for a year or more.

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code.  Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year.  We do not expect that the non-exempt compensation to be paid to any of our executive officers for fiscal 2007 or 2008 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Compensation of Executive Officers

Summary of Officer Compensation

               The following table shows compensation earned by the Company's Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers (collectively the “named executive officers”) for the fiscal year ended March 29, 2008.  The Company did not pay any named executive officer in the Summary Compensation Table any perquisites or other personal benefits or property in excess of $10,000 during fiscal 2008 and 2007. None of the Company’s executive officers has employment or severance arrangements with the Company and all serve at the pleasure of the Board.

FISCAL 2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation (6)	Option Awards ($) (7)	All other Compensation ($)(8)	Total Compensation ($)
Henry C. Pao (1)	2008	$270,359	$124,800	$61,458	$7,200	$463,817
President, CEO, Director	2007	270,359	152,000	32,548	7,200	462,107

Phillip A. Kagel (2)	2008	250,000	62,080	124,897	-	436,977
CFO, VP of Finance	2007	105,769	22,800	86,341	117,000	331,910

Benedict C. K. Choy (3)	2008	254,846	98,280	61,458	7,200	421,784
Director, Senior Vice President,	2007	269,093	117,600	30,783	7,200	424,676
Technology Development

Michael Lee (4)	2008	224,343	74,880	64,867	-	364,090
Vice President, I.C. Design	2007	231,674	113,600	83,305	-	428,579

Michael Tsang(5) (9)	2008	168,000	87,360	92,397	-	347,757
Vice President, Standard Products

(1)
The executive’s salary includes $107,948 and $105,263 of compensation deferred at the executive’s election in fiscal years 2008 and 2007, respectively. His bonus in fiscal 2008 includes $38,400 deferred, at the executive’s election, from the bonus he received and earned in fiscal 2008 and $36,480 from the bonus he earned in fiscal 2008 but received in fiscal 2009. His bonus in fiscal 2007 includes $48,000 deferred, at the executive’s election, from the bonus he received and earned in fiscal 2007 and $43,200 from the bonus he earned in fiscal 2007 but received in fiscal 2008 .

(2)
The executive’s salary includes $46,177 and $13,462 of compensation deferred at the executive’s election in fiscal years 2008 and 2007, respectively.  His bonus in fiscal 2008 includes $12,800 deferred, at the executive’s election, from the bonus he received and earned in fiscal 2008 and $12,768 from the bonus he earned in fiscal 2008 but received in fiscal 2009. His bonus in fiscal 2007 includes $6,400 deferred, at the executive’s election, from the bonus he earned in fiscal 2007 but received in fiscal 2008. The executive’s salary earned in fiscal 2007 reflects his service from October 23, 2006, on which he became a full-time employee of the Company,  through April 1, 2007.

(3)
The executive’s salary includes $25,436 and $26,189 of compensation deferred at the executive’s election in fiscal years 2008 and 2007. His bonus in fiscal 2008 includes $25,200 deferred, at the executive’s election, from the bonus he received and earned in fiscal 2008 and $23,940 from the bonus he earned in fiscal 2008 but received in fiscal 2009. His bonus in fiscal 2007 includes $30,000 deferred, at the executive’s election, from the bonus he received and earned in fiscal 2007 and $5,760 from the bonus he earned in fiscal 2007 but received in fiscal 2008.

(4)	The executive’s salary in fiscal 2007 includes $21,588 compensation deferred at the executive’s election.
(5)
The executive’s salary in fiscal 2008 includes $44,289 compensation deferred at the executive’s election in fiscal year 2008. His bonus in fiscal 2008 includes $17,920 deferred, at the executive’s election, from the bonus he received and earned in fiscal 2008 and $19,152 from the bonus he earned in fiscal 2008 but received in fiscal 2009. Because the executive was not a named executive officer in fiscal year 2007, SEC rules do not require his compensation for that year to be reported.

(6)
The amounts shown in this column reflect the bonus earned by the named executive officers during fiscal year 2008 and 2007 under the Company's semi-annual profit-sharing plan under which all eligible employees participate. The amounts that the Company originally reported in its 2007 Proxy Statement under the heading “bonus” were amounts paid to the name executive officers during fiscal year 2007 whenever earned, which include one payment of bonus earned during fiscal 2006 and one payment earned during fiscal 2007. The amounts shown for fiscal 2007 in the above table under the “Non-Equity Incentive Plan Compensation” heading have been adjusted to reflect amounts earned during fiscal 2007, whenever paid..

(7)
Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2008 and/or prior years recognized for financial statement reporting purposes for fiscal years 2008 and 2007, calculated in accordance with SFAS 123R.  In our calculations per SFAS 123R, we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 29, 2008, and we disregarded adjustment for forfeiture.

(8)	The amounts disclosed in this column include:
(a)	$2,880 and $720 deferred compensation for Dr. Pao and Mr. Choy, respectively, at their election for both fiscal 2008 and fiscal 2007
(b)	$117,000 of consulting fees paid to Phillip Kagel during fiscal year 2007 prior to his becoming a full-time Company employee and CFO on October 23, 2006.
(9)
Mr. Tsang also was paid $34,327 during fiscal 2008 as payment for vacation days he had accumulated over several prior years but not taken in excess of the number of days of accrual allowed by the Company’s policy.

Grants of plan-based awards during fiscal 2008

The following table sets forth information with respect to our Profit Sharing Plan as well as stock options grants made during fiscal year 2008 to our named executive officers, including the grant date fair value of the stock option awards.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
		Threshold ($)	Target ($)		Maximum ($)
Henry C. Pao	9/4/2007	-	$ 152,000		N/A	15,000	$35.86	$334,877
Phillip A. Kagel		-	102,400	(2)	N/A	-	-	-
Benedict C.K. Choy	9/4/2007	-	117,600		N/A	15,000	35.86	344,877
Michael Lee	12/3/2007	-	113,600		N/A	8,000	33.95	163,544
Michael Tsang	12/3/2007	-	69,600		N/A	5,000	33.95	102,215
_____________________________________________________
(1)
The Non-Equity Incentive Plan is a profit-sharing plan which is described below in “Compensation Discussion and Analysis—Cash-Based Compensation—Profit-Sharing Bonus”.  The threshold payout would be zero (if the Company were to have little or no profit) and the maximum payout is indeterminate (since the Company’s profit does not have a readily ascertainable upper bound).  The target for fiscal 2008 is based on the actual bonus earned by the named executive officers in fiscal 2007.  The actual bonuses earned under the profit-sharing plan during fiscal 2008 are shown in the non-equity incentive plan compensation column of the Fiscal 2008 Summary Compensation Table.  N/A means not applicable.

(2)
The named executive officer received two partially vested bonus payouts in fiscal 2008 due to the fact that his full-time employment with the Company was less than two years. The target shown above reflects as if 100% vested.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table provides detailed information about all outstanding equity awards for each named executive officer:

OUTSTANDING EQUITY AWARDS AT MARCH 29, 2008

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry C. Pao	6/1/1998	45,000	-	$10.75	6/1/2008	(2)
	6/1/2001	25,000	-	12.53	6/1/2008	(3)
	9/1/2004	-	10,000	17.06	9/1/2011	(4)
	9/4/2007	-	15,000	35.86	9/4/2017	(1)

Phillip A. Kagel	6/1/2006	4,600	18,400	40.56	6/1/2013	(1)
	12/1/2006	1,400	5,600	46.92	12/1/2013	(1)

Benedict C.K. Choy	9/1/2004	-	10,000	17.06	9/1/2011	(4)
	9/4/2007	-	15,000	35.86	9/4/2017	(1)

Michael Lee	12/1/2003	4,000	4,000	17.34	12/1/2010	(5)
	3/1/2006	3,880	5,940	33.67	3/1/2013	(6)
	3/1/2006	120	60	33.67	3/1/2013	(7)
	12/3/2007	-	8,000	33.95	12/3/2007	(1)

Michael Tsang	9/3/2002	1,500	-	11.30	9/3/2009	(1)
	12/1/2003	1,000	1,000	17.34	12/1/2010	(1)
	6/1/2004	-	2,000	15.67	6/1/2011	(1)
	6/1/2005	2,000	3,000	17.39	6/1/2012	(1)
	3/1/2006	2,300	7,200	33.67	3/1/2013	(8)
	3/1/2006	525	4,975	33.67	3/1/2012	(9)
	12/3/2007	-	5,000	33.95	12/3/2017	(1)
______________________________________________
(1) These options become exercisable at the rate of 20% of the underlying shares on the first anniversary of the grant date, with 20% vesting each year thereafter over the following four years.
(2) These options become exercisable at the rate of 20% of the underlying shares on the 5th anniversary of the grant date, with 20% vesting each year thereafter over the following four years.
(3) These options become exercisable at the rate of 16% of the underlying shares on each of the 2nd, 3rd and 4th anniversaries of the grant date, with 52% vesting on the 5th anniversary of the grant date.
(4) These options become exercisable at the rate of 50% of the underlying shares on the 4th anniversary of the grant date, with 50% vesting the following year.
(5) These options become exercisable at the rate of 20% of the underlying shares on the 2nd anniversary of the grant date, with 20% vesting each year thereafter over the following four years.
(6) These options become exercisable at the rate of 1,940 shares of the underlying shares on each of the first, 2nd and 3rd anniversary of the grant date, with 2,000 shares vesting each year thereafter over the following two years.
(7) These options become exercisable at the rate of 33.33% of the underlying shares on the first anniversary of the grant date, with 33.33% vesting each year thereafter over the following two years.
(8) These options become exercisable at the rate of 900 shares of the underlying shares on the first anniversary of the grant date, with 1,400, 1,900, 2,400 and 2,900 shares vesting on the 2nd, 3rd, 4th and 5th anniversary, respectively.
(9) These options become exercisable at the rate of 500 shares of the underlying shares on the first anniversary of the grant date, with 25, 1,000, 2,500 and 2,475 shares vesting on the 2nd, 3rd, 4th and 5th anniversary, respectively.

Option Exercises

The following table summarizes the information concerning stock option exercises during the last fiscal year for each named executive officer.

                            OPTION EXERCISES FOR FISCAL 2008

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Henry C. Pao	-	$-
Phillip A. Kagel	-	-
Benedict C.K. Choy	38,000	606,060
Michael Lee	-	-
Michael Tsang	2,000	34,831

Nonqualified Deferred Compensation Plan

The following table provides information regarding the amount of contributions, earnings and the aggregate balance of non-qualified deferred compensation for our named executive officers in fiscal 2008.

          NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2008

Name	Executive Contributions in last FY ($)		Aggregate Earnings (Loss) in Last FY ($)(5)	Aggregate Balance at Last FYE ($)
Henry C. Pao	$192,428	(1)	$(266,274)	$3,239,603	(6)
Phillip A. Kagel	65,377	(2)	(3,792)	75,214	(7)
Benedict C.K. Choy	57,115	(3)	(53,853)	1,074,185	(8)
Michael Lee	-		(6,872)	25,803	(9)
Michael Tsang	79,191	(4)	(5,581)	144,649	(10)

(1)
Amount includes $43,200 deferred from compensation that the executive earned in fiscal 2007 but received in fiscal 2008 and $149,228 that is included as part of total compensation for fiscal 2008 in the Summary Compensation Table.

(2)
Amount includes $6,400 deferred from compensation that the executive earned in fiscal 2007 but received in fiscal 2008 and $58,977 that is included as part of total compensation for fiscal 2008 in the Summary Compensation Table.

(3)
Amount includes $5,760 deferred from compensation that the executive earned in fiscal 2007 but received in fiscal 2008 and $51,355 that is included as part of total compensation for fiscal 2008 in the Summary Compensation Table.

(4)
Amount includes $8,400 deferred from compensation that the executive earned in fiscal 2007 but received in fiscal 2008 and $70,791 that is included as part of total compensation for fiscal 2008 in the Summary Compensation Table.

(5)	None of the amounts in this column is included in the Summary Compensation Table.
(6)	Amount includes $196,463 that was reported as compensation to the named executive officer in the Summary Compensation Table for fiscal year 2007.
(7)	Amount includes $19,862 that was reported as compensation to the named executive officer in the Summary Compensation Table for fiscal year 2007.
(8)	Amount includes $61,949 that was reported as compensation to the named executive officer in the Summary Compensation Table for fiscal 2007.
(9)	Amount includes $21,588 that was reported as compensation to the named executive officer in the Summary Compensation Table for fiscal 2007.
(10)	Amount includes $56,261 that was reported as compensation to the named executive officer in the Summary Compensation Table for fiscal 2007

The Supplemental Employee Retirement Plan (the “SERP”) is a non-qualified deferred compensation plan that covers a select group of senior management or highly compensated employees of the Company.  The SERP was adopted by the Company, effective January 1, 1996.  The SERP assets at March 29, 2008 of $6,827,000 are included at their fair value in short-term investments in the Company's consolidated balance sheet at March 29, 2008 and classified as trading securities.  Such assets shall at all times be subject to claims of the general creditors of the Company.   The Company’s liability for the SERP as of March 29, 2008 amounts to $6,827,000 and this amount is included in accrued salaries and employee benefits in the Company’s consolidated balance sheet as of March 29, 2008.

The SERP is voluntary and is 100% funded by each participant.  Participants can defer up to 60% of the combination of base salary, profit sharing bonus and commission.  The Company does not make a matching or other contribution to the SERP.  Investment of funds in the SERP is at the discretion of the participant within the menu of available mutual fund options.  The Executive Compensation Committee is responsible for the general administration and interpretation of the SERP and for carrying out its provisions.  The Company pays the administrative expenses of the SERP.

Report of the Executive Compensation Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Executive Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

The Executive Compensation Committee of the Board of Directors is generally responsible for reviewing compensation and benefits, including stock options, of the named executive officers of the Company.

The Executive Compensation Committee reviewed and discussed the Compensation Discussion and Analysis, with management.  Based on the review and these discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                        Respectfully submitted by the members of the Executive Compensation Committee

                   W. Mark Loveless, Chairman
                   Elliott Schlam, Member
                   Milton Feng, Member

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit and Corporate Governance Committee has selected PricewaterhouseCoopers LLP, as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 28, 2009, subject to shareholder ratification. PricewaterhouseCoopers LLP was the Company's independent registered public accounting firm for the fiscal year ended March 29, 2008.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Accountants Fees.  The Audit and Corporate Governance Committee pre-approves and reviews audit and permissible non-audit services to be performed by the Company’s principal independent registered public accounting firm, PricewaterhouseCoopers LLP, including fees charged for such services.  The Audit and Corporate Governance Committee approved the provision of all of the services described below and determined that such provision is compatible with maintaining the independence of PricewaterhouseCoopers LLP.  The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for fiscal years 2008 and 2007:

	Fiscal Years
Description of Services	2008	2007(4)
Audit fees (1)	$839,400	$781,600
Tax Fees (2)
Tax Compliance	114,634	207,418
All Other fees (3)	2,550	2,474
Total	$956,584	$991,492

(1)
Audit Fees represent the aggregate fees billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports during such period, and assistance and review of documents provided in connection with statutory or regulatory filings, and Section 404 attestation.

(2)	Tax Fees represent the aggregate fees billed or to be billed for professional services rendered for tax return compliance.
(3)	Other fees represented fees billed for the research database subscriptions and registration fee for professional education seminars.
(4)	Amounts in this column are adjusted to reflect the actual fees billed.

Pre-Approval Policies and Procedures.  It is the Company’s policy that all non-audit services to be performed by the Company’s principal independent registered public accounting firm must be approved in advance by the Audit and Corporate Governance Committee. The Company’s policy on auditor independence requires that, prior to engaging its principal independent registered public accounting firm in any non-audit related activity other than that specifically authorized by the Company’s policy on auditor independence, Company management reports to the Audit and Corporate Governance Committee the nature of the proposed activity, including the reasons why: (i) it is necessary or beneficial to the Company to use its principal independent registered public accounting firm to engage in such activity, and (ii) the steps being taken to ensure that the engagement of its independent registered public accounting firm in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the rules and regulations of the NASDAQ Stock Market, on which the Company’s securities are listed. In order for the Company to engage its principal independent registered public accounting firm in the proposed activity, the Company must obtain Audit and Corporate Governance Committee approval.

Board Recommendation on Proposal 2: Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2009, will be approved upon the favorable vote of the majority of the Votes Cast on the Proposal, provided that such favorable vote constitutes at least a majority of the required quorum for the Annual Meeting.

       Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise.  The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice.  In the event the shareholders fail to ratify the selection, the Audit and Corporate Governance Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit and Corporate Governance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Corporate Governance Committee determines that such a change could be in the best interests of the Company and its shareholders.

THE BOARD OF THE DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING MARCH 28, 2009.  THE VOTE REQUIRED TO APPROVE THIS PROPOSAL IS A MAJORITY OF THE SHARES PRESENT AND VOTING AT THE MEETING (PROVIDED THE SHARES VOTING AFFIRMATIVELY ALSO CONSTITUTE AT LEAST A MAJORITY OF THE REQUIRED QUORUM).

 OTHER MATTERS

The Company knows of no other matters to be submitted to the Meeting. If any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares which you hold.  You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2008 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2008 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report, which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits).  The request for such materials should identify the person making the request and set forth a good faith representation that as of June 20, 2008, record date, the requesting person was entitled to vote at the 2008 Annual Meeting. The request should be, as directed to Supertex, Inc., Attention: Investor Relations, 1235 Bordeaux Drive, Sunnyvale, California 94089.

                                BY ORDER OF THE BOARD OF DIRECTORS OF
                                  SUPERTEX, INC.

                                  Henry C. Pao
                                  President & CEO

July 1, 2008
Sunnyvale, California

REVOCABLE PROXY

Supertex, Inc.

ANNUAL MEETING OF SHAREHOLDERS
August 15, 2008
10:00 A.M.

The undersigned shareholder of SUPERTEX, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 1, 2008, and hereby appoints Henry C. Pao as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SUPERTEX, INC., to be held on August 15, 2008, at 10:00 a.m., local time, at the principal offices of the Company, located at 1235 Bordeaux Drive, Sunnyvale, California, 94089 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side.

THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 28, 2009, AND AS SUCH PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SUCH PROXY AND ATTORNEY, OR SUBSTITUTE, SHALL BE PRESENT AND SHALL ACT AT THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY EXERCISE ALL OF THE POWERS OF SUCH PROXY AND ATTORNEY-IN-FACT HEREUNDER.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

SUPERTEX, INC. — ANNUAL MEETING, AUGUST 15, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call **toll free 1-866-814-2812** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/supx** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

i

REVOCABLE PROXY
Supertex, Inc.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders
August 15, 2008

	For	Withhold All	For All Except
1. ELECTION OF DIRECTORS:	☐	☐	☐

Nominees:

(01) Henry C. Pao (02) Benedict C. K. Choy
(03) W. Mark Loveless (04) Elliott Schlam
(05) Milton Feng

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. ET, August 15, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m. ET, August 15, 2008:

1-866-814-2812

Vote by Internet

anytime prior to
3:00 a.m. ET, August 15, 2008 go to

https://www.proxyvotenow.com/supx

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

SUPERTEX, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.

This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.

BROKER
LOGO
HERE

Return Address Line 1
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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

Shareholder Meeting to be held on Aug 15, 2008

Proxy Material Available

1 Form 10-K
2 Notice & Proxy Statement

BARCODE

PROXY MATERIAL - VIEW OR RECEIVE

You can choose to view the material online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before August 04, 2008

HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIAL

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

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See the Reverse Side for Meeting Information and Instructions on How to Vote

0000002883_1 R200803.14

Meeting Information

Meeting Type: Annual Meeting
Meeting Date: August 15, 2008
Meeting Time: 10:00 AM PDT
For holders as of: June 20, 2008

Meeting Location:

1235 Bordeaux Dr
Sunnyvale, CA 94089

How To Vote

Vote In Person

Should you choose to vote these shares in person at the meeting you must request a "legal proxy". To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material for any special requirements for meeting attendance.

Vote By Internet

To vote ***now*** by Internet, go to
WWW.PROXYVOTE.COM.
Please refer to the proposals and follow the instructions.

0000002883_2 R200803.14

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Voting items

The Board of Directors recommends that you vote "For" the following.

1. Election of Directors

Nominees

01 Henry C. Pao 02 Benedict C. K. Choy 03 W. Mark Loveless 04 Elliott Schlam 05 Milton Feng

The Board of Directors recommends you vote FOR the following proposal(s).

BARCODE

0000002883_3 R200803.14

CONTROL # → 0000 0000 0000

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000002883_4 R200803.14

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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